EX-99.B5.a.

Allianz Life Insurance Company
of North America
Allianz [Index AdvantageSM] Variable Annuity Application
[Contract number: ___________________]
1.	Annuity registration

Ownership is	[■ Individual/Joint	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
	■ UTMA/UGMA	■ Other]

Owner
Individual Owner first name		MI	Last name	Jr., Sr., III
Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)
Social Security Number or Tax ID Number
Mailing address			Email address
City		State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)
City		State	ZIP code	Cell phone number
Gender	■ Male	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
	■ Female			■ Yes (Attach W8 BEN) ■ No

Joint Owner
First name		MI	Last name	Jr., Sr., III
Mailing address				Email address
City			State	ZIP code	Home telephone number
Gender		Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female			■ Yes (Attach W8 BEN) ■ No
Relationship to Owner				Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III
Mailing address				Email address
City			State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)
City			State	ZIP code	Cell phone number
Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No

F40538	Page 1 of [6]	[(7/2013)]

2.	Purchase Payment (This section must be completed.) Make check(s) payable to Allianz Life Insurance Company of North America (Allianz).

Include replacement forms if required
Method of Payment (Select all that apply)

■ Purchase Payment enclosed with application. Amount enclosed: $________________________
Plan type at prior financial institution or contribution instructions:
Qualified	Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA
■ Employer Contribution to SEP IRA	Nonqualified
■ Contribution to Traditional IRA for year_______	■ Other nonqualified payment
■ Qualified Plan (401(a) plan)
■ Other ___________________________

■ This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption facilitated by Allianz. (Always include transfer forms)        Expected Amount: $___________________

■ This Contract will be funded by funds not requested or facilitated by Allianz. Expected amount: $___________________

Plan type at prior financial institution or contribution instructions:
Qualified	Nonqualified
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA
■ Employer Contribution to SEP IRA	Nonqualified
■ Contribution to Traditional IRA for year_______	■ 1035 Exchange
■ Qualified Plan (401(a) plan)	■ Other nonqualified payment
■ Other ___________________________

3.	Plan specifics (This section must be completed to indicate how this Contract should be issued.)
These are the only available options.
Nonqualified:	■Nonqualified
IRA:	■Traditional IRA	■	SEP IRA	■	Roth IRA	■	Roth IRA (conversion )
Qualified plans:	■401(a) defined contriution plan ■ 401(a) one person defined benefit plan

4.	Allocation Option transfer and allocation authorization

■ Yes
Electronic Authorization - Allianz accepts allocation and transfer instructions by electronic notification. Electronic authorizations include requests received by telephone, fax, or our website. By checking “yes,” I am authorizing and directing Allianz to act on electronic instructions from me as well as my Financial Professional and/or anyone authorized by him/her to transfer and allocate Contract Value among the Allocation Options. If the box is not checked, electronic instructions will be accepted only from me, the Owner. Allianz will use reasonable procedures to confi rm that these electronic instructions are genuine. As long as these procedures are followed, the company and its offi cers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost arising from unauthorized or fraudulent instructions. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

5.	Replacement (This section must be completed.)

Do you have existing life insurance or annuity contracts? . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Will the annuity contract applied for replace or change existing contracts or policies? . . . . .	■ Yes	■ No

Notice to Financial Professional: If the Owner does have existing life insurance policies or annuity contracts and the application is being written in an NAIC replacement model state, Allianz requires that you must present and read to the Owner the Replacement of Life Insurance or Annuity form and return the notice, signed by both the Financial Professional and Owner, with the Application. Any required replacement forms must be signed and dated the date of the application or earlier.

F40538	Page 2 of [6]	[(7/2013)]

[6.	Index Effective Date (This section must be completed.)]

• If chosen, the earliest Index Effective Date is the Issue Date of the Contract when the initial Purchase Payment, application, and requirements are received in good order.
• If chosen, the deferred Index Effective Date is the fi rst Quarterly Anniversary. You can change the Index Effective Date prior to the first Quarterly Anniversary by contacting Allianz.

•  The Index Effective Date cannot be the 29th, 30th, or 31st of a month. If the Index Effective Date would occur on the 29th, 30th, or 31st of a month, we change the Index Effective Date to be the next available Business Day.

• If the Index Effective Date is not the Issue Date, Purchase Payments allocated to the Index Option(s) will be placed in the AZL® Money Market Fund until the Index Effective Date.

■ Earliest Index Effective Date OR ■ Deferred Index Effective Date

[7.Allocation Options]

•  Allocations must be in whole percentages (e.g. 33.3% or dollars are not permitted) which total 100%.

•  We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date in the [AZL® Money Market Fund] and these instructions become your future Purchase Payment allocation instructions. Then, on the Index Effective Date we transfer the amount you select to the Index Options(s) according to your instructions.

•  We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. • We only allow transfers of Index Option Value from the Index Options to the Variable Options on every [sixth Index Anniversary].

• Please see the current prospectus for Allocation Option requirements and allocation of additional Purchase Payments received after the Index Effective Date.

Variable Options Asset Allocation Cash Equivalent
____% AZL® MVP Balanced Index Strategy Fund ____% AZL® Money Market Fund
____% AZL® MVP Growth Index Strategy Fund

Index Options
Performance Strategy Protection Strategy
____% NASDAQ-100® Index Performance Strategy ____% S&P 500® Index Protection Strategy
____% Russell 2000® Index Performance Strategy
____% S&P 500® Index Performance Strategy

Total of _______ % (must equal 100%)

 [S&P® is a registered trademark of Standard & Poor’s Financial Services LLC(“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affi liates. S&P® and S&P 500® are trademarks of S&P and Dow Jones®, Dow Jones Industrial AverageSM, DJIA and The Dow are trademarks of Dow Jones. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500 and Dow Jones Industrial Average (DJIA) are products of S&P Dow Jones Indices LLC and/or its affi liates and have been licensed for use by Allianz. Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affi liates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affi liates make any representation regarding the advisability of investing in such product. The Nasdaq-100 Index® includes 100 of the largest domestic and international non-fi nancial securities listed on The Nasdaq Stock Market, based on capitalization.

The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trademarks of NASDAQ OMX Group, Inc. (which with its affi liates are the Corporations) and are licensed for use by Allianz Life Insurance Company of North America. The Contract(s) have not been passed on by the corporations as to their legality or suitability. The Contract(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE CONTRACT(S).

The Russell 2000® is a trademark of Russell Investments and have been licensed for use by Allianz Life Insurance Company of North America. The Contract is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Contract.

Not FDIC insured • May lose value • No bank or credit union guarantee • Not a deposit • Not insured by any federal government agency or NCUA/NCUSIF]

F40538	Page 3 of [6]	[(7/2013)]

[8.]	Beneficiary designation (If additional space is needed, attach a complete list signed and dated by Owner(s).)
■ Primary	Percentage	Relationship	Social Security Number or Tax ID Number	Phone Number
■ Contingent
First name	MI Last Name		Date of birth (mm/dd/yy0	Gender
■ Male ■ Female
Street Address			City State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number or Tax ID Number	Phone Number
■ Contingent
First name	MI Last Name		Date of birth (mm/dd/yy0	Gender
■ Male ■ Female
Street Address			City State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number or Tax ID Number	Phone Number
■ Contingent
First name	MI Last Name		Date of birth (mm/dd/yy0	Gender
■ Male ■ Female
Street Address			City State	Zip Code

Non-individual Beneficiary information
■ Qualified plan	■ Custodian ■ Trust (Include the date of trust in the name.)	■ Charitable Trust	■ Other
Name of plan, custodian, trust, etc:
■ Primary	Percentage	Social Security Number or Tax ID Number Phone Number
■ Contingent

[9].	Financial Professional

By signing below, the Financial Professional certifies to the following:

•	I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
•	The Owner statement regarding existing policies or annuity contracts is true and accurate to the best of my knowledge and belief.
•	The Owner statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
•	I have provided the Owner with all appropriate disclosure and replacement requirements prior to the completion of this application.
•	If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Financial Professional’s signature (primary contact)		B/D Rep. ID

Financial Professional’s first and last name (primary contact) (please print)		Percent split

Financial Professional’s signature (split case)		B/D Rep. ID

Financial Professional’s first and last name (please print) (split case)		Percent split

Financial Professional’s signature (split case)		B/D Rep. ID

Financial Professional’s first and last name (please print) (split case)		Percent split

Financial Professional’s address		Registered Representative’s telephone number

Financial Professional’s preferred method of contact	■ Phone number	■ Email address
Broker/dealer name (please print)		Authorized signature broker/dealer (if required)

Commission options ■ A ■ B

F40538	Page 4 of [6]	[(7/2013)]

[10].	Statement of Owner
The following states require Owners to read and acknowledge the statement for your state below.

Alabama, Arkansas, Louisiana, Massachusetts, Rhode Island and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefi t or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fi nes and confi nement in prison.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fi nes, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person fi les an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

New Mexico: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME. THIS ACTIVITY SUBJECTS SUCH A PERSON TO CRIMINAL AND CIVIL PENALTIES.

Ohio: Any person who knowingly intends to defraud an insurance company, submits an application or fi les a statement of claim containing any false, incomplete, or misleading information, commits the crime of fraud and may be subject to criminal prosecution and civil penalties.

Oklahoma: WARNING: Any person who knowingly, and with
intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

F40538	Page 5 of [6]	[(7/2013)]

[10].	Statement of Owner (Continued)

By signing below, the Owner acknowledges the applicable statements mentioned above and agrees to the following:

•
I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals.

•	I understand that the Contract Value may increase or decrease depending on the investment results of the Allocation Options and that there is no guaranteed minimum Variable Account Value.
•	To the best of my knowledge and belief, all statements and answers in this application are complete and true.

•	No representative is authorized to modify this agreement or waive any Allianz rights or requirements.

For information on current Contract features, restrictions or charges please review with your Financial Professional.

The statement of additional information is available at [www.allianzlife.com].

_______________________________________________	______________________________________________________
Owner signature	Joint Owner signature

Signed at (City, State)	Signed date
Trust:_________________________________	as trustee of the :______________________________	____________________
Trustee’s signature	Trust name (printed)	Signed date

Power-of Attorney:_______________________	by :_________________________________________	____________________
Contract owner’s name	Attorney-in-fact signature	Signed date

Mailing information

Please call Allianz with any questions at [800.624.0197].

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW 5989	NW 5989 Allianz
PO Box 1450	1350 Energy Lane, Ste. 200
Minneapolis, MN 55485-5989	St. Paul, MN 55108-5254
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

F40538	Page 6 of [6]	[(7/2013)]